                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-57357) of Structured Products Corp. (the "Registrant"), and in the Preliminary Prospectus Supplement of the Registrant (the "Preliminary Prospectus Supplement"), via the Form 8-K of the Registrant dated July 23, 2001 of our report dated January 22, 2001 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 28, 2001 and to the reference to our firm under the heading "Experts" in the Preliminary Prospectus Supplement.

/s/ KPMG LLP
New York, New York
July 23, 2001